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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-101800 of MidAmerican Energy Company on Form S-3 of our report dated January 24, 2003, appearing in the Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ DELOITTE & TOUCHE LLP

Des Moines, Iowa
April 8, 2003